UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2012

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 North First Street

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 883-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on September 17, 2012, Ditech Networks, Inc. (“Ditech”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nuance Communications, Inc., a Delaware corporation (“Nuance”), and Diamond Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub would merge with and into Ditech (the “Merger”), with Ditech continuing as the surviving corporation and as a wholly-owned subsidiary of Nuance.

On December 4, 2012, Nuance completed its acquisition of Ditech through the consummation of the Merger.  Ditech is the surviving corporation in the Merger and has become a wholly owned subsidiary of Nuance.

As a result of the consummation of the Merger and related transactions, Ditech no longer fulfills the numerical listing requirements of The Nasdaq Global Market (“Nasdaq”). Accordingly, on December 4, 2012, at Ditech’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25, thereby effecting the delisting of the Shares from Nasdaq.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 3.01 above is incorporated by reference here.

In connection with the Merger, and pursuant to the Merger Agreement, each outstanding share of Ditech common stock (other than (a) shares owned by Nuance, Merger Sub or any other wholly-owned subsidiary of Nuance, (b) shares owned by Ditech or any direct or indirect, wholly-owned subsidiary of Ditech, and (c) shares owned by stockholders who have properly and validly exercised their dissenters’ rights of appraisal in respect of such shares pursuant to the Delaware General Corporation Law) was converted into the right to receive $1.45 in cash, less any required withholding taxes.

Item 5.01 Changes in Control of Registrant.

The information set forth in Items 3.01 and 3.03 above is incorporated by reference here.

As a result of the Merger, Ditech has become a wholly-owned subsidiary of Nuance, and Nuance owns 100% of the voting securities of Ditech.

Nuance has sufficient cash on hand to pay the consideration in the Merger. As a result of the Merger, all of the directors of Ditech have resigned, and the new directors of Ditech were elected by Nuance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Items 3.01, 3.03 and 5.01 above is incorporated by reference here.

Resignation of Directors

As of the effective time of the Merger on December 4, 2012, in connection with the Merger, the following directors voluntarily resigned from Ditech’s board of directors:  Alan B. Howe, Kenneth G. Naumann, Frank J. Sansone, and J. Michael Gullard.

As of the effective time of the Merger on December 4, 2012, Thomas L. Beaudoin and Todd DuChene became directors of Ditech as the surviving corporation of the Merger.

Resignation of Officers

As of the effective time of the Merger on December 4, 2012, in connection with the Merger, the following officers voluntarily resigned as officers of Ditech:  Kenneth G. Naumann, William J. Tamblyn, and Karl Brown.

As of the effective time of the Merger on December 4, 2012, Thomas L. Beaudoin and Todd DuChene became the President and Treasurer, and Secretary, respectively, of Ditech.

Mr. Beaudoin, 59, joined Nuance Communications, Inc. (“Nuance”) in July 2008 as Executive Vice President of Finance and has served as Executive Vice President and Chief Financial Officer since August 2008. Mr. Beaudoin was employed by Polaroid Corporation from February 2004 to June 2008, during which time he served as President, Chief Financial Officer and Chief Operating Officer from July 2005 to June 2008 and Vice President and Controller from February 2004 to June 2005. Prior to joining Polaroid, Mr. Beaudoin served as a financial consultant to Sycamore Networks, Inc. from October 2003 to February 2004. From November 2002 to May 2003, Mr. Beaudoin served as acting Chief Financial Officer and from October 2000 to October 2002 was Senior Vice President of Finance for Parametric Technology Corporation.

Mr. DuChene, 49, is the Executive Vice President, General Counsel and Secretary of Nuance and joined Nuance on October 3, 2011. Prior to joining Nuance, Mr. DuChene was Senior Vice President, General Counsel and Secretary of National Semiconductor Corporation from January 3, 2008 through September 30, 2011. From June 2005 through November 2007, Mr. DuChene was Executive Vice President, General Counsel and Secretary of Solectron Corporation.

There are no family relationships between Messrs. Beaudoin and DuChene and the Company’s directors or executive officers, and the Company has not entered into any transactions with Messrs. Beaudoin and DuChene that are reportable pursuant to Item 404(a) of Regulation S-K.

Compensation Plans

As a result of the Merger and pursuant to the Merger Agreement and actions taken by the Ditech board of directors, on December 3, 2012, the Ditech Networks, Inc. 401(k) Plan was terminated, and on December 4, 2012, the Ditech Networks, Inc. 1999 Employee Stock Purchase Plan was terminated.

Other Compensation Arrangements

On December 3, 2012, the Compensation Committee of the Ditech board of directors approved bonus payments for the second quarter of 2012 to the following executive officers of Ditech as follows:

1.             to William J. Tamblyn, Executive Vice President, Chief Financial Officer and Chief Operating Officer:  $20,000; and

2.             to Karl Brown, Vice President of Marketing:  $7,500.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Items 3.01, 3.03 and 5.01 above is incorporated by reference here.

On December 4, 2012, in connection with the Merger, Ditech’s certificate of incorporation was amended and restated (the “Amended Charter”) in its entirety to be identical to Merger Sub’s certificate of incorporation as in effect immediately prior to the effective time of the Merger, with the sole changes being (a) to change the name of the company as set forth in the certificate of incorporation to “Ditech Networks, Inc.” and to cause the indemnification provisions to comply with Section 6.10(a) of the Merger Agreement. Also on December 4, 2012, in connection with the Merger, the Bylaws of Ditech (the “Amended Bylaws”) were amended and restated to be identical to Merger Sub’s bylaws as in effect immediately prior to the effective time of the Merger. The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Items 3.01, 3.03 and 5.01 above is incorporated by reference here.

Ditech Networks held its Special Meeting of Stockholders on December 3, 2012. The following is a brief description of each matter voted upon at the Special Meeting, as well as the final tally of the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Ditech Networks proxy statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on November 5, 2012.

1.             To consider and vote upon a proposal to adopt the Merger Agreement. The tabulation of votes on this matter was as follows:

Shares voted for:	19,705,933
Shares voted against:	121,256
Shares abstaining:	1,824
Broker non-votes:	0

2.             To consider and vote, on an advisory basis, upon a proposal to approve the Merger-related compensation for Ditech’s named executive officers.  The tabulation of votes on this matter was as follows:

Shares voted for:	18,886,537
Shares voted against:	847,683
Shares abstaining:	94,793
Broker non-votes:	0

3.             The proposal to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the Merger Agreement, was not voted upon at the meeting, as the proposal to adopt the Merger Agreement was approved at the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Ditech Networks, Inc.

3.2	Amended and Restated Bylaws of Ditech Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DITECH NETWORKS, INC.

Dated: December 4, 2012	By:	/s/ Tom Beaudoin
Tom Beaudoin
President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Ditech Networks, Inc.

3.2	Amended and Restated Bylaws of Ditech Networks, Inc.